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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 50 to the Registration Statement (Form N-1A) (No. 33-40991) of Delaware Pooled Trust of our reports dated December 5, 2003, included in the 2003 Annual Reports to shareholders.

                                             Ernst & Young, LLP


Philadelphia, Pennsylvania
November 15, 2004